UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2009

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio              44833

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code:   (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29 2009, Guy Kevin Borders resigned as the Company’s Vice President of Marketing and Product Development and Secretary, effective as of June 30, 2009.  In connection with his resignation, Mr. Borders entered into a release and waiver agreement with the Company, dated June 29, 2009 (the “Borders Release and Waiver Agreement”).  The material terms and conditions of the Borders Release and Waiver Agreement include, but are not limited to, the following:

•

Mr. Borders will receive a lump sum payment of $66,795.

•

Mr. Borders has until December 31, 2009, to exercise any stock options.

•

Mr. Borders agreed to a release and waiver of all known and unknown claims against the Company.

A copy of the Borders Release and Waiver Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The description of the Borders Release and Waiver Agreement is qualified in its entirety by the full text of the exhibit.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Release and Waiver Agreement, dated June 29, 2009, between PECO II, Inc. and Guy Kevin Borders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

By:	/s/ John G. Heindel
John G. Heindel Chairman, President, Chief Executive Officer, Chief Financial Officer and Treasurer

Date:  July 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Release and Waiver Agreement, dated June 29, 2009, between PECO II, Inc. and Guy Kevin Borders